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                         ALL COMMUNICATIONS CORPORATION
                               STOCK OPTION PLAN

SECTION 1. PURPOSE.

     All Communications Corporation (The 'Company') depends on the initiative, effort and judgment of its employees for the successful conduct of its business. The purpose of this Stock Option Plan (The 'Plan') is to provide long-term incentive compensation to certain employees whose performance can make a substantial contribution to the long-term growth and prosperity of the Company. The Plan is designed to encourage existing and future employees to increase the long-term value of the Company to its stockholders by affording such employees opportunities to become stockholders and thereby to share the risks and rewards which accompany such status.

SECTION 2. DEFINITIONS.

     As used in this Stock Option Plan the following terms have the meanings stated in this Section 2. The singular includes the plural, and the masculine gender includes the feminine and neuter genders, and vice versa, as the context requires. The word 'person' includes any natural person an any coporation, firm, partnership or other form of association.

     'Board' means the Board of Directors of the Company.

     'Code' means the Internal Revenue Code of 1986, as it may be amended from time to time.

     'Committee' means a committee of two or more Non-Employee Directors.

     'Company' means All Communications Corporation.

     'Date of Grant' means the date on which the Board acts to make the award of a Stock Option hereunder, or such later date as it specifies when it makes the award.

     'Director' means a member of the Board.

     'Disability' means a permanent and total disability as defined in Section 22(e) (3) of the Code.

     'Employee' shall mean (i) with respect to an Incentive Stock option, any person including an officer or employee-director

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of  the Company, who, at  the time an Incentive Stock  Option is granted to such person hereunder, is employed on a full-time basis by any member of the Group, and (ii) with respect to a Non-Statutory Stock Option, any person employed by or performing services for any member of the Group, including, without limitation, employee-directors and officers.

     'Exercise Date' means the date on which the Company receives a notice of the exercise of a Stock Option, which notice meets the requirements of this Plan.

     'Fair Market Value' for purposes of valuing Stock shall be determined as follows:

          (i) If the Stock is principally traded on an exchange or market in which prices are reported on a bid and asked basis, the mean between the bid and the asked price for the Stock at the close of trading on the Date of Grant;

          (ii) If the Stock is principally traded on a national securities exchange, the closing price of the Stock on the Date of Grant; and

          (iii) If the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

     'Group' means the Company, each parent corporation to the Company, and each of the Company's subsidiaries, as these terms are defined in Section 424 of the Code.

     'Incentive Stock Option' means a Stock Option intended to qualify as an incentive stock option under Section 422 of the Code.

     'Non-Employee Director' shall have the meaning given it in Section 16b-3 of the Securities Exchange Act.

     'Participant' means an individual to whom a Stock Option has been awarded hereunder.

     'Plan' means this Stock Option Plan of the Company.

     'Qualified  Person'  means   a  Participant's  legal   guardian  or   legal
representative or a deceased Participant's heir or legatee who has a legal right to or in respect of a Stock Option of that Participant.

     'Securities Exchange Act' means the Securities Exchange Act of 1934, as it may be amended from time to time.

     'Share' means a share of Stock.

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     'Stock' means common stock of the Company having no par value.

     'Stock Option' means an Incentive Stock Option or a Non-Statutory Stock Option.

     'Stock Option Agreement' means the form of agreement described in Section 5.01(d).

SECTION 3. ADMINISTRATION.

     3.01 Administrative Body. Subject to Section 3.02, the Plan shall be administered by the Board. The Board may in its sole discretion, but subject to
Section 3.02, delegate the authority to administer the Plan to the Committee. If the Committee has been delegated the authority to administer the Plan, all references to the Board in this Plan (except in this Section 3.01, Section 3.02 and Section 9) shall mean and refer to the Committee.

     3.02. Public Company. If any member of the Group has any stock registered under Section 12 of the Securities Exchange Act, This Section 3.02 shall apply.

          (a) The Board shall delegate the authority to administer the Plan to the Committee.

          (b) In the event that compensation of the Participant which when added to compensation attributable to Stock Options granted to Such Participant hereunder, will cause such Participant to earn compensation in excess of the limitations set forth under Section 162 (m), this Subsection (b) shall apply. In such event, the Board shall delegate the authority to establish the performance goal under which Stock Options will be awarded hereunder pursuant to Section 4.01 to a Committee comprised solely of two or more 'outside directors' as that term is defined under Treasury Regulation
     Section 1.162-27 (e) (3).

     3.03. Authority. The Board or the Committee, as the case may be, shall have the sole authority and discretion to:

          (a) grant Stock Options under this Plan,

          (b) subject to the limitations set forth in Section 5 hereof, determine the terms and conditions of all Stock Options, including, without limitation. (i) selecting the Participants who are to be granted Stock Options hereunder; (ii) designating whether any Stock Option to be granted hereunder is to be an Incentive Stock Option or a Non-Statutory Stock Option; (iii) establishing the number of shares of Stock that may be issued under each Stock Option; (iv) determining the time and the conditions subject to which Stock Options may be exercised in whole or in

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     part;  (v) determining the  form of the  consideration that may  be used to purchase shares of Common Stock upon exercise of any Stock Option (including the circumstances under which the issued and outstanding shares of Common Stock may be used by a Participant to exercise a Stock Option);
     (vi) imposing restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of a Stock Option; (vii) determining the circumstances under which shares of Common Stock acquired upon exercise of any Stock Option may be subject to repurchase by the Company; (viii) determining the circumstances and conditions subject to which shares acquired upon exercise of a Stock Option may be sold or otherwise transferred, including without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of a Stock Option may be subject to the Company's right of first refusal as well as the terms and conditions of any such right of first refusal; (ix) establishing a vesting provision for any Stock Option relating to the time (or the circumstance) when the Stock Option may be exercised by a Participant, including vesting provisions which may be
     contingent  upon  the  Company  meeting  specified  financial  goals;   (x)
     accelerating the time when outstanding Stock Options may be exercised, provided, however, that any Incentive Stock Options shall be 'accelerated' within the meaning of Section 424 (h) of the Code, and (xi) establishing any other terms, restrictions and/or conditions applicable to any Stock Option not inconsistent with the provisions of this Plan; provided, however, that the terms, conditions and restrictions of Stock Options may vary from Participant to Participant and from award to award.

          (c) prescribe the form of agreements awarding and governing the Stock Options as provided in Section 5.01 (d),

          (d) interpret the Plan,

          (e) establish any rules or regulations relating to the Plan and

          (f) make all other determinations for the proper administration of the Plan.

     The Board's decisions on matters relating to the Plan shall be final and conclusive on the Group and Participants and their respective successors, assigns, transferees, heirs and representatives.

SECTION 4. ELIGIBILITY.

     4.01. Designation of Individuals Eligible to Participate. Stock Options may be granted to any Employee. The Board shall have the sole authority to select the persons to whom Stock Options are to be granted hereunder, and to determine whether a person is to be granted hereunder, and to determine whether a person is to be granted a Non-Statutory Stock Option or an

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Incentive  Stock Option  or any  combination thereof.  No person  shall have any right to participate in the Plan.

     4.02. Participants. The Board may consider any factor in determining the type (Incentive and/or Non-Statutory) and amount of a Participant's Stock Option, including, but not limited to, (a) the current or anticipated financial condition of the Group, (b) the contributions by the Participant to the Group and (c) the other compensation provided to the Participant. The Board's award of a Stock Option to a person in any year shall not require the Board to award any Stock Option to that person in any other year.

SECTION 5. TERMS AND CONDITIONS OF STOCK OPTIONS.

     5.01. General. All Stock Options shall be subject to the following conditions:

          (a) Except as provided in Section 7.04, each Stock Option shall have an option price at lease equal to the Fair Market Value of the Shares subject to the option on the Date of Grant, as determined by the Board.

          (b) Each Stock Option shall expire on the tenth anniversary (10th) of the Date of Grant.

          (c) Each Stock Option shall be exercisable by the Participant during his lifetime only by him; shall be transferable by him only by will or under the laws of descent and distribution and shall be exercisable during its term as determined by the Board. After a Participant's death or upon a Participant's legal incapacity, each Stock Option may be exercised only by the Participant's Qualified Person.

          (d) Each Stock Option shall be evidenced by a written option agreement (the 'Stock Option Agreement') identifying the type or types of Stock Options awarded and stating the price, term and method of exercise of the Stock Option, the number of Shares as to which the Stock Option is granted, the disposition of the Stock Option to the extent unexercised upon the termination of the Participant's employment by the Company, and such other terms and conditions as the Board considers advisable that are not inconsistent with the Plan, including, but not limited to, transfer restrictions, rights of first refusal, forfeiture provisions, representations and warranties of the Participant and provisions to ensure compliance with all applicable laws, regulations and rules and compliance with the terms of the Plan. The participant must execute and deliver the Stock Option Agreement to the Company as a condition to the effectiveness of the Stock Option. The Board may also determine to enter into agreements with Participants to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as Non-Statutory Stock

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Options.

     (e) Upon the forfeiture of a Stock Option it may be granted to another Participant.

     5.02. Types of Stock Options. In the discretion of the Board, a Participant may be awarded Non-Statutory Stock Options, Incentive Stock Options, or any combination of the foregoing.

     5.03. Incentive Stock Options. Incentive Stock Options shall be subject to the additional requirements set forth at Section 7.

     5.04. Other Conditions. At its sole discretion, the Board may impose additional or other conditions on Stock Options, provided that such conditions are not inconsistent herewith. The grant of Stock Options and issuance of shares of Stock pursuant to any Stock Option shall be subject to the condition that if at any time the Board shall determine, in its discretion, that the registration, qualification or listing or such Stock Options or shares of Stock under any state or federal law or upon any securities exchange, or the consent or approval of any government regulatory authority or evidence of the investment intent of the Participant, is necessary or desirable as a condition to the granting of such Stock Option or the Issuance of such shares, such Stock Option or issuance may not be made, in whole or in part, unless and until such registration, qualification listing, consent or compliance, or evidence thereof, shall have been effected or obtained free of any conditions not acceptable to the Board. Without limiting the foregoing, the Board may impose such restrictions on the transferability of shares issued pursuant to a Stock Option as may be necessary to ensure compliance with all applicable securities laws.

SECTION 6. EXERCISE OF STOCK OPTIONS

     6.01. (a) General. A Stock option granted under the Plan may be exercised by delivery to the Secretary or any Assistant Secretary of the Company of written notice of election to exercise, signed by the Participant or by his Qualified Person, specifying the number of shares with respect to which the Stock Option is being exercised and specifying a date, which shall be a business day not less than seven (7) nor more than fifteen (15) days after delivery of such notice to the Company, on which date the Company shall deliver, or cause to be delivered to the participant, or to his Qualified Person, a certificate or certificates for the number of shares specified against receipt of the entire purchase price therefor. The notice shall be accompanied by full payment of the purchase price for the Shares (a) in United States dollars in cash or by certified check, (b) at the discretion of the Board, by delivery of previously acquired Shares having a Fair Market Value equal on the date of exercise to the cash exercise price of the

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Stock Option, or (c) at the discretion of the Board, by a combination of (a) and
(b) above.

     (b) The Participant shall have no rights of a stockholder with respect to such Shares until such Shares are issued and delivered as herein provided.

     6.02. Vesting. The right to exercise a Stock Option is limited as hereinafter provided:

     (a) A Stock Option may be exercised as hereinafter provided only to the extent that it has become vested as provided herein.

     (b) A Stock Option shall vest to the extent of one hundred (100%) percent of the shares of Stock covered by the Stock Option on the first anniversary of the Date of Grant, provided that the Participant shall have been continuously employed by a member of the Group from the Date of Grant to such anniversary thereof as may be applicable.

     6.03. Time Limits. (a) A Stock Option shall terminate in all respects on, and no exercise as to any Shares covered by a Stock Option shall be honored on or after the expiration of ten (10) years from the Date of Grant thereof.

     (b) Except as provided in Section 7.04, a Stock Option may be exercised, to the extent it is vested, at any time.

     (c) If a Stock Option is not exercised for all shares of Stock as to which the Stock Option has vested, it shall be exercised only in blocks of 10 shares or more except that for the purpose of purchasing all of the shares as to which a Stock Option has vested at the time of exercise, the Stock Option may be exercised the entire balance of shares as to which such Stock Option has then vested. The holder of more than one vested and outstanding Stock Option may exercise such Stock Options concurrently for the purpose of obtaining blocks of 10 shares or more.

     (d) If a Participant's employment is terminated for any reason other than the Participant's death or Disability, any Stock option held by such Participant, to the extent that such Stock Option or Stock Options have become vested under Subsection 6.02(b) hereof prior to or on the date of such termination of Participant's employment, shall be exercisable to the extent so vested within but only within the period of three (3) months next succeeding such termination of Participant's employment. Any such Stock Option not exercised as aforesaid shall terminate.

     (e) A Stock Option held by a Participant who dies while in the employ of a member of the Group or terminates employment

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with a member of the Group by reason of  Disability  as  determined by the Board shall, to the extent that such Stock Option or Stock Options have become vested under Subsections 6.02(b) hereof prior to or on the date of such Participant's death or termination by reason of Disability, be exercisable by him or his Qualified Person, as the case may be, within but only within the period of one year next succeeding such Participant's death or termination as aforesaid and then only to the extent of such vesting. Any such Stock Option not exercised as aforesaid shall be terminated.

     6.04. Other Conditions. (a) Except as provided above, no Stock Option may be exercised unless the Participant is in the employ of a member of the Group on the date of delivery to the Company of the Participant's written notice of election to exercise the Stock Option pursuant to Subsection 6.01 (a) hereof and unless the Participant shall have been continuously employed by a member of the Group from the Date of Grant of the Stock Option to the date of delivery of said written notice. Anything herein to the contrary notwithstanding, employment shall be deemed to have ceased on the date specified by the Company whether or not the Participant shall thereafter receive severance pay or other benefits or render additional services to a member of the Group, provided nevertheless that for all purposes of the Plan a Participant's employment by a member of the Group shall be considered as continuing during the period of any authorized leave of absence unless the authorization provides otherwise.

     (b) It is a condition of the grant, acceptance or exercise of a Stock Option that no claim or cause of action for loss of any benefits under the Plan or any individual Stock Option Agreement thereunder shall accrue to the Participant by reason of any termination of employment whether by reason of retirement or for any other reason including discharge with or without cause.

     (c) Any attempted transfer, assignment, pledge, hypothecation or other form of change of ownership of a Stock Option otherwise than by will or by the laws of descent and distribution shall be an invalid transaction. The Company shall have no obligation to issue shares or to make any payment pursuant to such invalid transaction, and the Board may in its discretion terminate the Stock Option which is the subject of such invalid transaction. Any attempted levy of attachment or like proceeding on such Stock Option shall be null and void.

SECTION 7. INCENTIVE STOCK OPTION

     7.01. Compliance With Code Section 422. It is intended that Incentive Stock Options granted under the Plan shall constitute Incentive Stock Options within the meaning of Section 422 of the Code. Each Stock Option Agreement referred to in Section 5.01(d) and which awards Incentive Stock Options shall contain or be deemed to contain all provisions required in order to

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qualify  such Stock Options as Incentive Stock  Options under Section 422 of the
Code, and the provisions of this Plan shall be interpreted and construed to effect such treatment under that Section.

     7.02. Limitations on Amounts. The aggregate Fair Market Value on the Date of Grant of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all Stock Option Agreements with the Group) shall not exceed ONE HUNDRED THOUSAND DOLLARS ($100,000).

     7.03. Time of Grant. All Incentive Stock Options must be granted within ten
(10) years from the earlier of (i) the date on which this Plan is adopted by the Board or (ii) the date this Plan is approved by the shareholders of the Company.

     7.04. Special Rule for Ten Percent Shareholders. No incentive Stock Option shall be granted to any Participant who, at the time the Stock Option is granted, owns (within the meaning of Section 422 of the Code) stock having more than 10% of the total combined voting power of all classes of stock of the Company or any member of the Group, unless the option price is equal to at least 110% of the Fair Market Value of the Shares subject to the Stock Option on the Date of Grant and the Stock Option is not exercisable later than five years from the Date of Grant.

SECTION 8. RESERVATION OF SHARES AND CHANGES IN CAPITALIZATION.

     8.01. The Company hereby reserves five hundred thousand (500,000) shares of its authorized but unissued Stock or Treasury Stock for issuance pursuant to the exercise of Incentive Stock Options or Non-Statutory Stock Option as the Board shall determine. The maximum number of shares with respect to which Stock Options may be granted during any twelve (12) month period to a Participant is one hundred thousand (100,000). The Company may issue either authorized but unissued Stock or Treasury Stock upon exercise of any Stock Option. The number of Shares of authorized but unissued Stock reserved for such issuance shall be reduced by any shares of Treasury Stock issued upon exercise of any Stock Option. The aggregate number and types of Shares reserved under the Plan to which Stock Options may be granted to any individual shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in capitalization in order to prevent dilution as provided in
Section 8.03.

     8.02. Expiration and Cancellation. If a Stock Option granted under the Plan expires, is terminated or is otherwise cancelled before exercise, that Stock Option and the related Shares shall apply toward the limits provided in Section
8.01. If Shares

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issued or  awarded  under this  Plan  are forfeited,  cancelled,  terminated  or reacquired by the Company, those forfeited, cancelled, terminated or reacquired Shares, shall not apply toward the limits provided in Section 8.01 and shall be available immediately for the grant of Stock Options.

     8.03 Dilution and Other Changes: (a) The Board shall adjust the number of shares and types of securities subject to Stock Options and the exercise price of the Stock Options as may be appropriate to prevent the dilution of Participant's rights or to preserve the Company's position in the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering or any change in capitalization. The determination of the Board as to any adjustments shall be binding upon the Participants and their legal representatives.

     (b) If at any time prior to the expiration or complete exercise of a Stock Option, the Company shall be consolidated with, or merged into, any other corporation, lawful provision shall be made as part of the terms of each such consolidation or merger, so that there may thereafter be purchased upon the exercise of such Stock Option, in lieu of each share remaining under such Stock Option, but at the same option price, the same kind and amount of securities or property (including in such terms, stock of any class or classes or cash) as may be issuable, distributable or payable upon such consolidation or merger with respect to each share of stock (of the class called for by such Stock Option) of the Company outstanding immediately prior to such consolidation or merger; provided, however, that the Board may require that the exercise of the Stock Option under the provisions of this Subsection 8.03(b) must be made within a specified period of time after the effective date of the consolidation or merger of the Company and provided further that the Stock Option may be exercised only to the extent it had vested before or on such effective date.

SECTION 9. GENERAL.

     9.01. Effective Date. This Plan was adopted by the Board as of December 6, 1996. The Plan is subject to stockholder approval. If approved by the stockholders, the Plan will take effect as of December 6, 1996. Unless so approved within one year of the Plan's adoption by the Board, the Plan shall not be effective for any purpose and shall be null and void. Before that approval by the stockholders, the Board may award Stock Options; provided, however, that no Stock Option may be exercised before that approval. If that approval is not received within one year, then those previously awarded Stock Options shall be of no effect and shall be null and void.

     9.02. Duration. Unless the Plan is terminated earlier, the Plan shall terminate 10 years from the date on which

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the Plan is adopted by the Board. No Stock Option or other rights under the Plan shall be granted thereafter. The Board, without further approval of the Company's stockholders, may at any time before that date terminate the Plan. After termination of the Plan, no further Stock Options may be granted under the Plan. Stock Options granted before any termination shall continue to be exercisable in accordance with the terms of the Stock Option.

     9.03. Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     9.04. Withholding. Upon the exercise of any Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. Upon the disposition of any Common Stock acquired by the exercise of a Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements as a condition to the registration of the transfer of such Common Stock on its books. Whenever under the Plan, payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

     9.05. No Right To Continued Employment. No Participant under the Plan shall have any right to continue in the employ of the Company or any member of the Group for any period of time because of his or her participation in the Plan.

     9.06. No Right as Stockholder. No participant or Qualified Person shall have the rights of a stockholder with respect to the Shares covered by a Stock Option unless a stock certificate is issued to that person for the Shares. No adjustment shall be made for cash dividends or similar rights for which the record date is before the date on which such stock certificate is issued.

     9.07. Amendment of the Plan. The Board may amend the Plan from time to time in such respects as the Board deems advisable. No such amendment, however, shall
(a) change or impair a Stock Option without the consent of the Participant or Qualified

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Person holding  that Stock  Option, or  (b) without  the prior  approval of  the
Company stockholders (i) increase the limits provided in Section 8.01 (except by adjustment under Section 8.03), (ii) change or expand the types of stock Options that may be granted under the Plan, (iii) change the class of persons eligible to receive Stock Options under the Plan, (iv) materially increase either the benefits accruing to Participants under the Plan or the cost of the Plan to the Company, (v) effect a change relating to Incentive Stock Option granted hereunder which is inconsistent with Section 422 of the Code or regulations issued thereunder, or (vi) make any other change that requires approval of the Company stockholders under applicable law.

     9.08. Fractional Shares. In no event shall a fraction of a Share be purchased or issued under the Plan without Board approval.

     9.09. Application of Funds. The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

     9.10. Other Incentives and Plans. Nothing in this Plan shall prohibit any member of the Group from establishing other employee incentives and plans.

     9.11. Governing Law. The validity and construction of the Plan and of each Stock Option Agreement shall be governed by the laws of the State of New Jersey, excluding the conflict-of-laws principles thereof.

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